Exhibit 99.1
FOR IMMEDIATE RELEASE
Service Properties Trust Announces Fourth Quarter 2025 Results
Provides Full Year 2026 Financial Guidance

Newton, MA (February 25, 2026). Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended December 31, 2025 and provided full year 2026 financial guidance, which can be found at the Quarterly Results section of SVC’s website at https://www.svcreit.com/investors/financial-information/default.aspx.
A conference call to discuss SVC’s fourth quarter results will be held on Thursday, February 26, 2026 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720 or (412) 317-5434 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (855) 669-9658; the replay pass code is 3988457. A live audio webcast of the conference call will also be available in a listen only mode on SVC’s website, at www.svcreit.com. The archived webcast will be available for replay on SVC’s website after the call. The transcription, recording and retransmission in any way of SVC’s fourth quarter conference call are strictly prohibited without the prior written consent of SVC.
About Service Properties Trust:
SVC is a real estate investment trust with approximately $10 billion invested in two asset categories: service-focused retail net lease properties and hotels. As of December 31, 2025, SVC owned 760 service-focused retail net lease properties with over 13.6 million square feet throughout the United States. As of December 31, 2025, SVC also owned 94 hotels with over 21,000 guest rooms throughout the United States and in Puerto Rico and Canada. SVC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of December 31, 2025, and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com.

Contact:
Kevin Barry, Senior Director, Investor Relations
(617) 796-8232

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A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.